Exhibit 10.28

BALL CORPORATION LETTERHEAD

Memorandum
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_______________, 2003

TO:

FROM:

SUBJECT: Acquisition-Related, Special Incentive Plan

I am pleased to advise you that you have been selected to participate in the Acquisition-Related, Special Incentive Plan ("Plan").
This program is available only to selected executives and senior managers who are in a position to impact significantly the successful integration of Ball Packaging Europe into our global business or to enhance and sustain the success of our other business units while the integration efforts proceed.

The terms of the Plan are as follows:

1.       (a)      Payment Contingent.  Except as provided otherwise by paragraph 4 below, this Plan will pay you an amount of money determined in accordance with the provisions of paragraph 2 below, if (and only if) (i) Ball Packaging Europe exceeds the Threshold
EBIT Goal or the Threshold EVA Goal for a Performance Period (as such terms are defined in paragraphs 1(b) and 1(c) below), and
(ii) you are continuously employed full time by the Company from the effective date of this Plan, January 1, 2003, until the close of such Performance Period in your current position or another position eligible for inclusion in this Plan.  If Ball Packaging
Europe exceeds the Threshold EBIT Goal and the Threshold EVA Goal for none of the Performance Periods, or if you are not continuously employed full time by the Company as provided above from January 1, 2003, until the close of a Performance Period for which Ball Packaging Europe exceeds the Threshold EBIT Goal or the Threshold EVA Goal, you will not be paid any amount of money pursuant to this Plan, unless paragraph 4 below expressly provides otherwise.

         (b)      Performance Periods Defined.

                  (i)      The term "Performance Period" means the Twelve-Month Performance Period, the Twenty-Four Month
Performance Period, or the Thirty-Six Month Performance Period as hereafter defined;

                  (ii)     The term "Twelve-Month Performance Period" means the period that begins on January 1, 2003, and that ends on December 31, 2003;

                  (iii)    The term "Twenty-Four Month Performance Period" means the period that begins on January 1, 2003, and that ends on December 31, 2004; and

                  (iv)     The term "Thirty-Six Month Performance Period" means the period that begins on January 1, 2003, and that ends on December 31, 2005.

         (c)      EBIT and EVA Defined.

                  (i)      "Cumulative EBIT" means, with respect to any Performance Period, the cumulative earnings before interest and taxes of Ball Packaging Europe for such Performance Period (including, without limitation, expenses for this Plan and any other similar or dissimilar compensation arrangement).  Such amount will exclude all interest and provisions for taxes based on income and without giving effect to any extraordinary gains or losses, or gains or losses from sales of assets other than inventory sold in the ordinary course of business, all as determined in accordance with generally accepted accounting principles and as included in the audited financial statements of the Company and its consolidated subsidiaries for such Performance Period; and

                  (ii)     Economic Value Added ("EVA") means for the Twelve-Month Performance Period ending December 31, 2003:
(1) 2003 net operating profit after tax less (2) 2003 average invested capital times the required rate of return, which is currently set at 9 percent (9%).  The cumulative Economic Value Added for the Twenty-Four Month Performance Period ending December 31, 2004, means:  (1) 2004 net operating profit after tax less (2) 2004 average invested capital times the required rate of return plus (3)
the EVA earned in the Twelve-Month Performance Period ending December 31, 2003.  The cumulative Economic Value Added for the
Thirty-Six Month Performance Period ending December 31, 2005, means:  (1) 2005 net operating profit after tax less (2) 2005 average invested capital times the required rate of return plus (3) the cumulative EVA earned in the Twenty-Four Month Performance Period ending December 31, 2004.  EVA is a measure of performance which subtracts a charge for the use of invested capital from net operating profit after tax.  This computation indicates whether or not performance is adding to or subtracting from shareholder value. The Ball Corporation Chief Financial Officer shall make all determinations related to the final EBIT and EVA calculations under this Plan.

2.       Special Incentive Plan Award Opportunity and Performance Goals

         (a)      For the Thirty-Six Month Performance Period your award opportunity ("Special Incentive Factor") is
[    ] percent of your average annual base salary earned in calendar years 2003, 2004 and 2005.  Actual awards (including interim awards)
under this Plan may range from zero to 150 percent of your Special Incentive Factor and are based on achievement of performance goals for Ball Packaging Europe as outlined below:

                                                     Cumulative Performance Goals
                                                             ((€) millions)

                   ----------------------------------------------------------------------------------------------------
                                12-Month                         24-Month                        36-Month
                              Performance                      Performance                      Performance
                             Period Ending                    Period Ending                    Period Ending
                           December 31, 2003                December 31, 2004                December 31, 2005
                   ----------------------------------------------------------------------------------------------------
Performance
Measure            Threshold   Target   Maximum       Threshold  Target   Maximum      Threshold   Target   Maximum
------------------------------------------------------------------------------------------------------------------------

Cumulative EBIT      (€)        (€)        (€)          (€)       (€)        (€)         (€)        (€)       (€)
                   ----------------------------------------------------------------------------------------------------

Cumulative EVA       (€)        (€)        (€)          (€)       (€)        (€)         (€)        (€)       (€)
                   ----------------------------------------------------------------------------------------------------

Depending upon actual cumulative performance for each of the Performance Periods above, interim awards may be made at the end of each Performance Period as follows:
                                        Percentage of Special Incentive Factor Awarded Based on
                                       Actual Cumulative Performance During Performance Periods
                       -------------------------------------------------------------------------------------------------
                                  12-Month                        24-Month                         36-Month
                                 Performance                     Performance                     Performance
                                Period Ending                   Period Ending                   Period Ending
                              December 31, 2003               December 31, 2004               December 31, 2005
                              Performance Level               Performance Level               Performance Level
                       -------------------------------- ------------------------------ ---------------------------------
Percent of Special
Incentive Factor
Awarded                 Threshold   Target    Maximum    Threshold   Target   Maximum   Threshold    Target    Maximum
------------------------------------------------------- ------------------------------ ---------------------------------

Based upon
  Cumulative EBIT        zero to   16.67% to   25.0%      zero to   3.34%* to  50.0%*    zero to     50%* to     75%*
                       -------------------------------- ------------------------------ ---------------------------------

Based upon               zero to   16.66% to   25.0%      zero to   33.33%* to 50.0%*    zero to     50%* to     75%*
  Cumulative
  EVA                  -------------------------------- ------------------------------ ---------------------------------
                       -------------------------------------------------------------------------------------------------
*Minus awards, if any, previously made under this Special Incentive Plan.

For each Performance Period, if actual performance under each measure is greater than Threshold Performance, but is less than Target
Performance, awards shall be calculated pursuant to the table above, determined on a straight line interpolation between Threshold
Performance and Target Performance levels.  For each Performance Period, if actual performance under each measure is greater than
Target Performance, but is less than Maximum Performance, awards shall be calculated pursuant to the table above, determined on a straight line interpolation between Target Performance and Maximum Performance levels.
Payment of amounts earned under this Plan with respect to any Performance Period shall take place on or before March 15 of the calendar year next following the close of such Performance Period.

3.       Payment Contingent on Continued Service with the Company.  Except to the extent otherwise expressly provided by paragraph
4, in order to be eligible to receive an award under this Plan, you must be employed full time by the Company from the date you begin participating in the Plan, until the close of the Performance Period in respect of which the payment is to be made.  If your full-time employment by the Company terminates for any reason before the close of the Performance Period in respect of which a payment is to be made pursuant to any of the preceding paragraph, then, except to the extent otherwise expressly provided by paragraph 4 below, upon such termination of employment you shall relinquish any right to be paid any money that would otherwise thereafter be paid to you pursuant to this Plan in respect of such Performance Period.

4.       Exception for Certain Terminations of Service during Performance Period.  If, before the close of the Thirty-Six Month
Performance Period, you cease to be continuously employed full time by the Company by reason of retirement, or for any other reason
(including, but not limited to, by reason of your being transferred to a position not eligible for inclusion in this Plan) except
(a) cause, or (b) your voluntary termination of employment, then, the Company will pay you (or your Beneficiary, in the case of your death) the amount of money which would have been paid to you pursuant to paragraph 2 if your full-time employment and participation in the Plan had continued until the close of the Thirty-Six Month Performance Period, multiplied by a fraction the numerator of which shall be the number of full months of continuous full-time employment that you actually served during the Thirty-Six Month
Performance Period, and the denominator of which shall be Thirty-Six months.  Any money payable pursuant to the preceding sentence shall be paid at the same time, on the same terms, and subject to the same conditions that would have applied if your full-time employment and participation in the Plan had continued until the close of the Thirty-Six Month Performance Period.

5.       Withholding.  All amounts of money that are payable pursuant to this Plan shall be subject to the withholding of such amounts as the Company may, in its sole discretion, determine are required to be withheld or collected under the laws or regulations of any governmental authority, whether federal, state, or local and whether domestic or foreign.

6.       Administration, Interpretation, and Construction.  The terms and conditions of the Plan shall be administered, interpreted, and construed by the Human Resources Committee of the Board of Directors of the Company ("Human Resources Committee"), whose decisions shall be final, binding, and conclusive.  Without limiting the generality of the foregoing, any determination as to whether or not your employment has been terminated for cause, or has been terminated voluntarily by you, or whether you have transferred to a position not eligible for participation, shall be made in the good faith but otherwise absolute discretion of the Human Resources Committee.

7.       No Employment Rights.  No provision of the Plan shall confer upon you any right to continue in the employ of the Company or any subsidiary of the Company, or shall in any way affect the right and power of the Company or any subsidiary of the Company to terminate your employment at any time for any reason or no reason, or shall impose upon the Company or any subsidiary of the
Company, any liability not expressly provided for in the Plan if your employment is so terminated.

8.       Rights Not Transferable.  No rights under this Plan, contingent or otherwise, shall be assignable or transferable other than to a "Beneficiary" (as hereafter defined) upon your death, either voluntarily, or, to the full extent permitted by law, involuntarily, by way of encumbrance, pledge, attachment, levy, or charge of any nature.  Any attempt to transfer, assign, encumber, pledge, attach, levy upon, or charge any rights under the Plan, other than to a Beneficiary in the event of your death, shall be null, void, and of no force or effect and, in the event of any such attempt, the Human Resources Committee may terminate your participation in the Plan.  For this purpose, a "Beneficiary" shall mean a person or entity (including a trust or estate), designated in writing by you on the attached form or similar document to whom amounts that would have otherwise been made to you shall pass in the event of your death.  If no such person or entity has been so designated, or if no person or entity so designated is alive or in existence at the time any amount becomes payable pursuant to this Plan, your "Beneficiary" shall mean the legal representative of your estate.

9.       Successors and Mergers, Consolidation, or Change in Control.  The terms and conditions of this Plan shall enure to the benefit of and bind you and the Company, its successors assignees and personal representatives.  If a change in control should occur then the rights and obligations created hereunder shall be the rights and obligations of the acquirer or successor corporation.

10.      Employment or Failure Eligibility to Participate Not Guaranteed.  Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving you any right to be retained in the employ of the Company.
Designation as a Participant may be revoked at any time.

Finally, this Plan provides you the opportunity to earn special incentive compensation on the terms and conditions set forth above.
I am very pleased that you have been chosen to participate in this Special Incentive Plan and am confident that you will have a significant impact on our Company's success.